Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment #3 of our report dated February 28, 2008, except for Note 8, to which the date is April 24, 2008 and Note 2, to which the date is September 24, 2008, relating to the combined financial statements of China Renewable Energy Holdings, Inc. and China Clean & Renewable Limited.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
September 24, 2008